UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 6, 2008
CC MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53354	26-0241222
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices, zip code)
(210) 822-2828
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On October 6, 2008, the Board of Directors of CC Media Holdings, Inc. (the “Company”) appointed Blair E. Hendrix to fill the vacancy on the Board created by Ed Han resigning from the Board on September 10, 2008. Mr. Hendrix was also appointed to serve on the Company’s Audit Committee. Mr. Hendrix is an Operating Partner at Bain Capital Partners, LLC (“Bain Capital”). The Company has entered into a First Amended and Restated Management Agreement, dated July 28, 2008, with B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, THL Managers VI, LLC (“THL Managers”), and Bain Capital, pursuant to which THL Managers and Bain Capital provide financial, managerial and operational advice in exchange for a non-refundable retainer fee of not more than $15 million annually.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CC MEDIA HOLDINGS, INC.
Date: October 8, 2008	By:	/s/ Herbert W. Hill
		Name:	Herbert W. Hill
		Title:	Senior Vice President, Chief Accounting Officer and Assistant Secretary